Exhibit 10.2

SCJ 2010-M003

Credit 001

RMB Loan Agreement

Contract NO.: Jian An Gong Liu [2010] 039

Type of the Loan: Loan for Industrial Working Capital

Debtor (Party A): Henan Shuncheng Group Coal Coke Co., Ltd.

Address: Industrial Road, Tongye Town

Postal Code: 455000

Legal Representative (or The Principal): Wang Xinshun (王新顺)

Fax: 0372-3237806

Tel: 0372-3237807

Creditor (Party B): Anyang Branch of China Construction Bank

Address: Center Zone of Wenfeng Middle Road, Anyang City

Postal Code: 455000

The Principal: Wei Jifeng (魏纪风)

Fax: 3995261

Tel: 3995197

Party A wishes to obtain a loan from Party B and Party B agrees to grant the loan to Party A.  According to relevant laws and regulations and upon consultations, Party A and Party B hereby conclude this Agreement to bind on both Parties.

Article 1 Amount of the Loan

Party A borrows a loan from Party B, equal to RMB Twenty Million (amount in word).

Article 2 Loan Purpose

Party A shall use the loan as working capital in its daily production and operation, and Party A shall not change the loan purpose without Party B’s written consent.

Article 3 Loan Term

The Loan Term under this Agreement shall be 12 months, commencing from July 28, 2010 to July 27, 2011.

If the commencement date of the Loan Term under this Agreement is not consistent with date written on the Loan Transfer Voucher (or the IOU, the same below), the actual date of loan disbursement written on the Loan Transfer Voucher at the first time when disbursing the loan shall apply, the due date of the loan as provided in the first paragraph of Article 3 shall be adjusted accordingly.

The Loan Transfer Voucher shall be an integral part of this Agreement, which shall have the same legal effect with this Agreement.

Article 4 Loan Rate, Penalty Rate, Interest Accrual and Interest Settlement

4.1 Loan Rate

The Loan Rate under this Agreement shall be a rate per annum as defined in Article 4.1.2 below:

4.1.1 Fixed Rate: ______%, which shall remain unchanged during the Loan Term;

4.1.2 Fixed Rate: 10% higher (please choose “higher” or “lower”) of the benchmark rate on the value date, which shall remain unchanged during the Loan Term;

4.1.3 Floating Rate: ____%_____ (please choose “higher” or “lower”) of the benchmark rate on the value date, which shall be adjusted once ____ month(s) based on the benchmark rate on the interest adjustment date and based on the aforementioned increasing/decreasing percentage during the period from the value date to the date when all the principal and interest under this Agreement are fully paid off.  The interest adjustment date shall refer to a date corresponding to the value date in the current month of adjustment; if there is no date corresponding to the value date in the current month, the last date of the current month shall be the interest adjustment date.

4.2 Penalty Rate

4.2.1 If Party A fails to use the loan for the loan purpose under this Agreement, the penalty rate shall be 100% higher of the loan rate; if the loan rate shall be adjusted according to Article 4.1.3, the penalty rate shall be adjusted accordingly at the same time based on the loan rate after the adjustment and the abovementioned increasing percentage.

4.2.2 The penalty rate for the overdue loan under this Agreement shall be 50% higher of the loan rate; if the loan rate shall be adjusted according to Article 4.1.3, the penalty rate shall be adjusted accordingly at the same time based on the loan rate after the adjustment and the abovementioned increasing percentage.

4.2.3 If the loan is overdue and misappropriated at the same time, the penalty interest and the compound interest shall accrue based on the higher penalty rate.

4.3 The value date herein shall refer to the date when the first installment of the loan is transferred to Party A’s designated account.

At the first time when disbursing the loan under this Agreement, the benchmark rate shall refer to the loan rate of the same period and of the same level published by the People’s Bank of China on the value date; thereafter, where the loan rate is adjusted according to the foregoing provisions, the benchmark rate shall refer to the loan rate of the same period and of the same level published by the People’s Bank of China on the adjustment date; if the People’s Bank of China does not publish any loan rate of the same period and of the same level any longer, unless otherwise agreed by the Parties, the benchmark rate shall be the loan rate of the same period and of the same level generally recognized by the banking industry or shall be the customary loan rate of the same period and of the same level.

4.4 The loan interest shall accrue commencing from the date when the loan is transferred to Party A’s designated account.  The loan interest under this Agreement shall accrue on a daily basis, and daily interest rate = interest rate per annum/360.  If Party A fails to pay the interest on the interest settlement date as provided in this Agreement, then the compound interest shall accrue commencing from the date following the interest settlement date.

4.5 Interest Settlement

4.5.1 For the fixed-rate loan, the interest shall be calculated based on the agreed rate at the interest settlement.  For the floating-rate loan, the interest shall be calculated based on the rate of each floating period; if there are several floating rates during one interest settlement period, first to calculate the interest of every floating periods, and then sum up the interest of every floating period to get the interest for such interest settlement period.

4.5.2 The loan interest under this Agreement shall be settled according to Option 1 as listed below:

(1)	On monthly basis: the interest settlement date shall be fixed on 20th of each month;

(2)	On quarterly basis: the interest settlement date shall be fixed on 20th of the last month of each quarter;

(3)	By other method: _____________________________.

Article 5 Loan Disbursement and Usage

5.1 Preconditions for Loan Disbursement

Party B is obliged to disburse the loan provided the following preconditions are constantly satisfied, unless Party B waives all or part thereof:

5.1.1 Party A has handled and completed all the formalities of approval, registration, delivery, insurance and other statutory formalities in relation to the loan under this Agreement;

5.1.2 If there is any security set up for this Agreement, such security, which is to the satisfaction of Party B, has come into effect and remain valid;

5.1.3 Party A has already opened the accounts for loan withdrawal and repayment according to Party B’s requirement;

5.1.4 Party A does not have any breach of contract under this Agreement or there is no event which may jeopardize the creditor’s rights of Party B under this Agreement;

5.1.5 The laws, regulations or the competent authorities do not restrict Party B to disburse the loan under this Agreement;

5.1.6 Other conditions: nil.

5.2 Usage Plan of the Loan

The fund use plan of the loan shall be determined according to Article 5.2.1 as listed below:

5.2.1 The fund use plan is listed as below:

(1)	July 28, 2010: RMB Twenty Million

(2)	___Day ___ Month ___Year: (Amount) _____________

(3)	___Day ___ Month ___Year: (Amount) _____________

(4)	___Day ___ Month ___Year: (Amount) _____________

(5)	___Day ___ Month ___Year: (Amount) _____________

(6)	___Day ___ Month ___Year: (Amount) _____________

5.2.2 ______________________________.

5.3 Party A shall use the loan according to the fund use plan as provided in Article 5.2, and Party A shall not early withdraw the loan or delay or cancel the withdrawal unless otherwise agreed by Party B in writing.

5. 4 If Party A withdraws the loan in installment, the due date of the Loan Term shall be determined according to Article 3 herein as well.

Article 6 Repayment

6.1 Repayment Principle

Party A shall repay the loan under this Agreement according to the following principles:

Party B is entitled to use Party A’s repayment first to pay any and all expenses which are prepaid by Party B and which shall be borne by Party A and to pay the expenses for realizing the creditor’s rights of Party B, and the remaining amount shall be used first to pay the interest and then to repay the principal in the form of matching the principal repayment.  However, for the loan which is overdue for more than 90 days and which is still not collected back, or for the loan whose interest is overdue for more than 90 days and which is still not collected back, or for the loan regulated otherwise by the laws or regulations, after the abovementioned expenses are paid from Party A’s repayment, Party A’s repayment shall be first used to repay the principal and then the interest.

6.2 Interest Payment

Party A shall pay the matured interest to Party B on the interest settlement date.  The first interest payment date shall be the first interest settlement date after the loan disbursement.  For the last repayment installment of the loan, the interest shall be paid in the form of matching the principal repayment.

6.3 Principal Repayment Schedule

The repayment schedule shall be determined according to Article 6.3.1 as listed below:

6.3.1 The repayment schedule is listed as below:

(1)	July 27, 2011: (Amount) RMB Twenty Million;

(2)	___Day ___ Month ___Year: (Amount) _____________

(3)	___Day ___ Month ___Year: (Amount) _____________

(4)	___Day ___ Month ___Year: (Amount) _____________

(5)	___Day ___ Month ___Year: (Amount) _____________

(6)	___Day ___ Month ___Year: (Amount) _____________

6.3.2 ___________________________.

6.4 Repayment Method

Party A shall deposit adequate amount equal to the payable amount of the current period to the account opened with Party B before the repayment date provided in this Agreement and transfer such amount to repay the loan by itself (Party B is entitled to deduct such amount from the account for the loan repayment as well) or Party A shall transfer the amount from its other account to repay the loan on the repayment date provided in this Agreement.

6.5 Early Repayment

If Party A wishes to early repay the loan, it shall file a written application with Party B thirty working days in advance; and upon Party B’s approval, Party A may early repay all or part of the principal.

In the case of Party A’s early repayment, the interest shall accrue based on the actual usage days of the loan and the loan rate under this Agreement.

If Party B agrees Party A to early repay the loan, Party B is entitled to charge a compensation payment from Party A, which shall be determined according Article 6.5.1 as listed below:

6.5.1 Compensation Payment = Early Repaid Principal * Months of Early Repayment (it shall be regarded as 1 month if it is not a full month) * 1%.

6.5.2 ________________________.

If Party A repays the loan in installment and if Party A early repays part of the principal, the loan shall be repaid according to the reverse order of the repayment schedule.  After the early repayment, the loan rate under this Agreement shall be applied to the outstanding loan as well.

Article 7 Party A’s Rights and Obligations

7.1 Party A’s Rights

7.1.1 Party A is entitled to require Party B to disburse the loan according to the terms and conditions of this Agreement;

7.1.2 Party A is entitled to use the loan for the loan purpose under this Agreement;

7.1.3 Party A is entitled to apply for the loan term extension provided satisfying the conditions raised by Party B;

7.1.4 Unless otherwise provided by the laws and regulations, or otherwise required by the competent authorities or otherwise agreed by the Parties, Party A is entitled to require Party B keeping confidential of the financial documents provided by Party A and the trade secrets in relation to the production and operation provided by Party A;

7.1.5 Party A is entitled to refuse the seeking of bribery of Party B or Party B’s working personnel and Party A has the right to denounce to the competent authorities the aforementioned action or Party B’s violation of national regulations on loan rate, service charge, etc.

7.2 Party A’s Obligations

7.2.1 Party A shall withdraw the loan according to the terms and conditions of this Agreement and shall fully pay off the principal and interest and bear all the expenses under this Agreement;

7.2.2 Party A shall provide relevant financial and accounting documents as well as documents reflecting its production and operation status according to Party B’s requirement, including but not limited to, providing the balance sheet of the end of last quarter to Party B within the first ten working days of the first month of each quarter, providing the income statement by the end of last quarter (income and expenditure statement for the public institution), and providing timely the statement of cash flow of the current year by the end of year.  Party A shall be fully responsible for the authenticity, integrity and effectiveness of the documents it provides and shall not provide false documents or conceal any important operation and financial facts;

7.2.3 Where there is any change to Party A’s name, legal representative (or the principal), legal address, business scope, registered capital, company’s (enterprise’s) articles of association or other registered items with Administration for Industry and Commerce, Party A shall notify Party B in writing within thirty working days after such change and shall provide the documents in relation to such change.

7.2.4 Party A shall use the loan for the loan purpose under this Agreement, and shall not occupy, misappropriate or use the bank loan to engage in unlawful and illegal transactions; Party A shall assist in and accept Party B’s inspection and supervision on its production, financial activities and the usage of the loan under this Agreement; Party A shall not surreptitiously withdraw its capital or transfer its asset; or Party A shall not take advantage of affiliated transaction to evade the debts toward Party B; shall not take advantage of the fake contract concluded with its affiliates, to arbitrage banking fund or credit by means of discount or pledge of such claims as notes or accounts receivables, etc. without actual trade background in the bank;

7.2.5 If Party A use the loan under this Agreement to conduct production, manufacturing, or engineering construction, Party A shall follow relevant state regulations on environmental protection;

7.2.6 Before the principal and interest are fully repaid or paid to Party B and without obtaining Party B’s consent, Party A shall not provide a security to any third party by using the asset formed from the loan under this Agreement;

7.2.7 If Party A is a group client, Party A shall timely report to Party B the information about its affiliated transactions concerning 10% of its net assets or more, including: (1) the affiliated relationship of all parties to the transaction; (2) the transaction project and transaction nature; (3) the amount of transaction or the corresponding proportion; and (4) the pricing policies (including the pricing policies on transactions with no amount or with symbolic amount);

7.2.8 If the loan to be granted under this Agreement is a loan for the fixed-asset or the project, Party A shall warrant that it shall obtain the approvals from the competent authorities for the proposed project and it shall not have any illegal and unlawful activities and that the capital or other raising funds shall be sufficient and be in place according to the prescribed time schedule and proportion; and Party A shall warrant that the project schedule shall be carried out and completed on schedule.

Article 8 Party B’s Rights and Obligations

8.1 Party B is entitled to require Party A repaying and paying the principal, interest and expenses on time, to exercise its any other rights under this Agreement and to ask Party A to perform Party A’s any other obligations under this Agreement;

8.2 Party B is entitled to disburse the loan according to the terms and conditions of this Agreement, with exception to the delay caused by Party A’s reason or any other reasons not ascribed to Party B;

8.3 Unless otherwise provided by the laws and regulations, or otherwise required by the competent authorities or otherwise agreed by the Parties, Party B shall keep confidential of the financial documents provided by Party A and the trade secrets in relation to the production and operation provided by Party A;

8.4 Party B shall not bribe or seek bribe from or take bribe from Party A and Party A’s working personnel;

8.5 Party B shall not have any activity against the good faith or impairing Party A’s legitimate rights and interests.

Article 9 Liability for Breach of Contract and Remedies in Events which Jeopardizing Party B’s Creditor’s Right

9.1 Party B’s Breach of Contract and its Liability for Breach of Contract

9.1.1 If Party B fails to disburse the loan under this Agreement without reasonable reasons, Party A may require Party B disbursing the loan under this Agreement;

9.1.2 If Party B charges any interest or expenses from Party A which shall not be charged and go against the prohibitive stipulations of the state laws and regulations, Party A is entitled to require Party B refunding such payment.

9.2 Party A’s Breach of Contract

9.2.1Party A breaches any provisions of this Agreement or any statutory duties;

9.2.2 Party A expresses explicitly or indicates by its conduct that it will not perform any of its obligations under this Agreement.

9.3 The events which may jeopardize Party B’s creditor’s rights including:

9.3.1Party B shall regard it will jeopardize the security of the creditor’s rights under this Agreement where any of the following events arises: Party A has any of contractual operation, trusteeship (take-over), leasing, shareholding system reform, reduction of registered capital, investment, joint operation, merger, acquisition, buy-up and reorganization, split-up, joint venture, filling (or being called for) for suspending business for rectification, filing for dissolution, being called for cancelled, filing (or being called for) for bankruptcy, or controlling shareholder/actual controller change,  or transfer of material assets, product suspension, business close-down, being charged of high-rate fines by competent authorities, or the registration being cancelled, the business licenses being revoked, or being involved in significant legal disputes, or great difficulties in the production and business, or financial status deteriorating, or the legal representative or the major principals incapable of performing duties regularly;

9.3.2 Party B shall regard it will jeopardize the security of the creditor’s rights under this Agreement where any of the following events arises: Party A fails to perform other due obligations (including the obligations towards the branches of China Construction Bank of all levels or the due obligations toward other third parties), Party A transfers the asset at low price or free of charge, abates a debt of a third party, is remiss in exercising its creditor’s right or other rights, or Party A provides guarantee to a third party;

9.3.3 Party B shall regard it will jeopardize the security of the creditor’s rights under this Agreement where Party A’s shareholder abuses the company’s legal person status or the shareholder’s limited liabilities for the purpose of evading debts;

9.3.4 Any of the preconditions for the loan disbursement under this Agreement is not being satisfied;

9.3.5 Party B shall regard it will jeopardize the security of the creditor’s rights under this Agreement in case the guarantor has any of the following events:

(1)	The guarantor breaches any provisions of the guarantee agreement or any of its representation and warranty is false, incorrect or omitted;

(2)
The guarantor has any of contractual operation, trusteeship (take-over), leasing, shareholding system reform, reduction of registered capital, investment, joint operation, merger, acquisition, buy-up and reorganization, split-up, joint venture, filling (or being called for) for suspending business for rectification, filing for dissolution, being called for cancelled, filing (or being called for) for bankruptcy, or controlling shareholder/actual controller change,  or transfer of material assets, product suspension, business close-down, being charged of high-rate fines by competent authorities, or the registration being cancelled, the business licenses being revoked, or being involved in significant legal disputes, or great difficulties in the production and business, or financial status deteriorating, or the legal representative or the major principals incapable of performing duties regularly, which may impair the guarantor’s capability to undertake the guarantee liability;

(3)	It is in any other circumstance which will or may cause it to lose its guarantee ability;

9.3.6 Party B shall regard it will jeopardize the security of the creditor’s rights under this Agreement where the following events arise in respect to the mortgage and pledge:

(1)
The mortgaged property or the pledged property is damaged, lost or the value of which decreases caused by the third party’s action, the state compulsory purchase, confiscation, expropriation, gratuitous withdrawal, demolition, vary of market conditions, or any other reasons;

(2)
The mortgaged property or the pledged property is sealed up, withheld, frozen, transferred and deducted, liened, auctioned, supervised by the administrative authorities, or whose ownership is being in dispute;

(3)	The mortgagor or the pledgor breaches any provisions of the mortgage or pledge contract or any of its representation and warranty is false, incorrect or omitted;

(4)	Other circumstances which may jeopardize the realization of Party B’s mortgage right or pledge right;

9.3.7 Party B shall regard it will jeopardize the security of the creditor’s rights under this Agreement where the security is not established, or does not come into effect, becomes invalid, is cancelled, is terminated, or the guarantor breaches contract or expresses explicitly or indicates by its conduct that it will not perform its guarantee obligations, or the guarantor losses all or part of its guarantee capability, or the value of the collateral decreases; or

9.3.8 Other circumstances which may jeopardize the security of the creditor’s right under this Agreement regarded by Party B.

9.4 Party B’s Remedies

Where any of events provided in Article 9.2 and 9.3 arises, Party B is entitled to exercise one or more of the following rights:

9.4.1 To stop disbursing the loan;

9.4.2 To declare the loan is due and payable immediately and to require Party A immediately paying off all the due and undue debts under this Agreement, including but not limited to the principal, interest and expenses;

9.4.3 If Party A fails to use the loan according to the terms and conditions of this Agreement, then Party B is entitled to ask Party A to pay a liquidated damages, equal to 0.5% of the amount which is not used in accordance with the terms and conditions of this Agreement and is entitled to refuse Party A to withdraw and use the un-withdrawn amount under this Agreement;

9.4.4 If Party A fails to use the loan for the purpose provided in this Agreement, for the misappropriated portion of the loan, the interest and the compound interest shall accrue and be collected based on the penalty rate and the interest settlement method provided in this Agreement commencing from the loan usage date according to the loan purpose under this Agreement to the date when all the principal and interest are paid off;

9.4.5 If the loan is overdue, for the outstanding principal and interest which are not repaid or paid by Party A on time (including the loan principal and interest, all or part of which Party B declares to accelerate the maturity), the interest and the compound interest shall accrue and be collected based on the penalty rate and the interest settlement method provided in this Agreement commencing from the date when the loan or interest is overdue to the date when all the principal and interest are paid off.  The overdue loan refers to the loan that Party A fails to repay on schedule or according to the installment repayment schedule as provided in this Agreement.

Before the loan falls due, for the outstanding interest which is not paid by Party A on schedule, the interest shall be compounded and accrue based on the loan rate and the interest settlement method provided in this Agreement.

9.4.6 Other remedies, including but not limited to:

(1)
Party B has the right to directly transfer and deduct corresponding amount in RMB or other currencies from Party A’s account opened in the system of China Construction Bank, without any prior notification;

(2)	To exercise its security rights;

(3)	To ask Party A to provide new security for all the debts under this Agreement which shall meet Party B’s requirement;

(4)	To terminate this Agreement.

Article 10 Miscellaneous

10.1 Expenses

Unless otherwise agreed by the Parties, the expenses of lawyer’s service, insurance, appraisal, registration, keeping, identification, notarization, etc. under or in relation to this Agreement shall be borne by Party A.

All the expenses for the purpose of realizing Party B’s creditor’s rights (including but not limited to the litigation cost, arbitration cost, property preservation cost, traveling expenses, enforcement expenses, appraisal cost, auction cost, notary cost, delivery cost, announcement cost, attorney cost, etc.) shall all be borne by Party A.

10.2 Usage of Party A’s Information

Party A shall agree Party B to check Party A’s credit status from the credit data base established upon the approval of People’s Bank of China and other competent credit departments or from other relevant units or departments, and shall agree Party B to submit Party A’s information to the credit data base established upon the approval of People’s Bank of China and other competent credit departments.  Party A shall also agree Party B can use and disclose Party A’s information reasonably according to its business demand.

10.3 Collection by Announcement

Party B is entitled to announce to relevant departments or units and to conduct the collection by announcement through the media against Party A’s default in repayment or payment of loan principal and interest or against Party A’s other breach of contract.

10.4 Evidential Effect of Party B’s Record

Unless there is any reliable and definite evidence to the contrary, Party B’s internal financial records related to the principal, interest, expenses, repayment, etc., and any document, certificate and Party B’s collection record and certificate made or kept by Party B arising from Party A’s handling of loan withdrawal, the principal repayment, the interest payment and other transactions, shall constitute an effective evidence certifying the definite debtor-creditor relationship between Party A and Party B.  Party A shall not raise any objection by the excuse that the aforesaid records, recordation, document and certificate are made unilaterally by Party B.

10.5 Non-waiver

Party B’s rights under this Agreement shall not affect and preclude its rights under the applicable laws and regulations and under other contracts.  Any tolerance, allowance, preference to any of breach of contract or any delay, or the delay in exercising any right under this Agreement shall not be regarded as a waiver to the rights and interests under this Agreement or as a permission or recognition to any breach of contract, nor shall limit, preclude or impede the continuing exercise of such right or any other rights, nor shall cause Party B to undertake obligations and liabilities toward Party A.

10.6 In addition to the debt under this Agreement, where Party A has any other due debt toward Party B, Party B has the right forcibly transfer or deduct the fund (in RMB or other currencies) in the account opened by Party A in the system of China Construction Bank, which will be firstly used to pay off any due debt, and Party A shall agree not to raise any objection.

10.7 Party A shall notify Party B immediately in writing upon any change of Party A’s mail address or contact methods, and any losses arising from untimely notification shall be borne by Party A on its own.

10.8 Transfer of the Payables

For all the payables of Party A under this Agreement, Party B is entitled to forcibly transfer or deduct the fund (in RMB or other currencies) opened by Party A in the system of China Construction Bank to collect such payables without notifying Party A in advance.  Where any foreign exchange settlement and purchase formality or foreign exchange sale and purchase formality is required, Party A is obliged to assist Party B to handle it and relevant exchange rate risk shall be borne by Party A.

10.9 Dispute Settlement

Any dispute arising out from the performance of this Agreement can be settled by negotiations, if no agreement can be reached after the negotiation, the said dispute shall be settled through Option 1 provided below:

(1) File a lawsuit to the People’s Court where Party B is located.

(2) Submit the dispute to ______ Arbitration Committee (Place of Arbitration: _____) for arbitration in accordance with its applicable rules.  The arbitration award is final and binding on the Parties.

During the litigation or arbitration proceedings, other provisions of this Agreement which is not being disputed shall be performed as well.

10.10 Effectiveness

This Agreement shall come into effect after it is signed and stamped by Party A’s legal representative (or the principal) or authorized representative and is signed and stamped by Party B’s principal or authorized representative.

10.11 This Agreement is in quadruplicate.

10.12 Other Provisions

10.12.1 Under one of following events in regard to the payment of the loan under this Agreement, Party A must entrust Party B to make the payment out of the loan principal to the counterpart to the transaction and Party A shall not make such payment by itself directly to the counterpart of the transaction.

(1)	The amount of one single payment (usage) exceeds RMB One Million;

(2)	____________________;

(3)	____________________.

Under one of the abovementioned events, Party A shall provide to Party B the following documents:

(1)	Goods Purchase Agreement;

(2)	______________________;

(3)	______________________;

(4)	Other documents required by Party B.

In the mode of the entrusted payment by Party B, Party B shall transfer the loan principal to Party A’s designated account, and then pay the loan principal in Party A’s designated account directly to Party A’s counterpart to the transaction.  Party A shall not dispose of the loan principal by any means (including but not limited to the transfer, usage, etc.).

Party B shall conduct a formal examination on the amount, time, payee, and method of the payment as well as on the operation account according to the documents provided by Party A.  After Party B completes the formal examination on the abovementioned elements, which is to Party B’s satisfaction, Party B shall disburse and pay the loan principal to Party A’s counterpart to the transaction.

Party B’s formal examination on the abovementioned elements shall neither constitute Party B’s confirmation to the authenticity and the legality of the transaction nor represent Party B’s intervention in the disputes between Party A and its counterpart to the transaction or any third party, which causes Party B to assume the obligations and liabilities of Party A.  Party A shall compensate any and all losses incurred to Party B arising out of the entrusted payment.

In the mode of the entrusted payment by Party B, if the loan principal is not successfully paid to the bank account of Party A’s counterpart to the transaction due to the false information provided by Party A or the similar reasons, then it shall be treated according to the following stipulations:

___________________________________________________________________________________________________

___________________________________________________________________________________________________

The failure, mistake, delay and other risks and liabilities in or for the disbursement or payment of the loan principal which are not caused by Party B’s fault, shall be fully borne by Party A.  Party A shall compensate any and all losses incurred to Party B arising therefrom.

After the loan principal goes into Party A’s designated account, if the loan principal is frozen, or deducted and transferred by the competent authorities, the risks, liabilities and losses thereof shall be borne by Party A.  Party A shall compensate any and all losses incurred to Party B arising therefrom.

10.12.2 Except the events provided in Article 10. 12.1, Party A shall provide to Party B a usage plan for the loan to be granted and other documents required by Party B before the loan disbursement.

In the same time, during Party A’s payment by itself, if any of the following events occurs, then Party A must entrust Party B to make the payment out of the loan principal according to Article 10.12.1 as of the occurrence date of such event:

(1)	Party A’s credit deteriorates, Party A’s profitability in its primary business weakens, and there is abnormality in Party A’s use of the loan principal;

(2)	_______________________________________________________________________________________________;

(3)	_______________________________________________________________________________________________.

10.12.3 Opening and Supervision of Fund Collection Account

Within ten working days after this Agreement comes into effect, Party A shall open a fund collection account with Party B or use the existing account (Account No.:                    ) opened with Party B as the fund collection account.  The fund collection account shall meet the following requirements:

(1)	______________________________

(2)	______________________________

(3)	______________________________

(4)	Without Party B’s consent, Party A shall not dispose of the fund in the fund collection account by any means (including but not limited to the transfer, usage, etc.).

Party B is entitled to conduct supervision over the fund collection account, which shall be further elaborated in an account management agreement separately concluded by Party A and Party B.

10.12.4 Party A’s Covenants

(1)
Party A shall not use the loan to invest in, including but not limited to, the fixed asset, the equity, etc. and shall not use the loan to invest in any production and operation field or for the purpose prohibited by the state;

(2)	Party A shall provide lawful, true, integral, accurate and valid documents to Party B;

(3)	Party A shall assist Party B to conduct the loan disbursement management, the post management after the loan disbursement, and other relevant inspections;

(4)
Party A shall obtain the Party B’s approval prior to conducting any significant actions, including external investment, materially increasing the debt financing, merger, split-up, transfer of equity interests, etc.;

(5)	Party B is entitled to accelerate the loan repayment according to the fund collection status of Party A;

(6)	Party A shall timely notify Party B of any event which may have significantly adverse impact on the repayment capability;

(7)
Party A shall regularly report to Party B its withdrawal and usage of the loan on a (2) basis [Alternative Options: (1) monthly (2) quarterly].  Party A shall report to Party B its loan withdrawal and usage status of the previous (2) [Alternative Options: (1) month (2) quarter] within the first fifteen working days of each (2) [Alternative Options: (1) month (2) quarter].

(8)	During the effective term of this Agreement, Party A’s financial indexes shall keep meeting the following requirements:

(i)	The asset-liability ratio shall not exceed 65%;

(ii)	The liquidity ratio shall be no less than 1.0;

(iii)	The balance of the contingent liability shall be no more than RMB 0.5 billion and the ratio of the contingent liability shall be no more than 70%;

(iv)	The accumulated amounts of the long-term investment shall not exceed 40% of its total net asset amount.

10.12.5 If Party A has any of the following events, Party B is entitled to take the remedial measures according to Article 9.4 herein:

(1)	Party A’s credit deteriorates, Party A’s profitability in its primary business weakens, and there is abnormality in Party A’s usage of the loan principal;

(2)	Party A fails to make the payment out of the loan principal according to the methods provided in this Agreement;

(3)	Party A fails to comply with to its covenants;

(4)	The agreed financial indexes are broken through;

(5)	Any serious cross-default event occurs;

(5)	______________________________

(6)	______________________________

Article 11 Representation

11.1 Party A is clearly aware of Party B’s business scope and authorizations.

11.2 Party A has already read all the provisions of this Agreement.  Upon Party A’s request, Party B has already provided explanations to this Agreement accordingly.  Party A has being clearly aware of and fully understand all the provisions of this Agreement and the correspondent legal consequences thereof.

11.3 Party A’s execution and performance of this Agreement is in compliance with the applicable laws, administrative regulations and rules and Party A’s articles of association or internal organization documents; and Party A has obtained relevant approvals from Party A’s internal authority and/or national competent authorities.

Party A (Stamp):
Henan Shuncheng Group Coal Coke Co., Ltd.
Signed by the Legal Representative (or the Principal) or Authorized Representatives: /s/ Wang Jian Kai
Date: July 28, 2010

Party B (Stamp):
Anyang Branch of China Construction Bank
Signed by the Principal or Authorized Representative: /s/ illegible
Date: July 28, 2010